SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2016

AMPLIFY SNACK BRANDS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37530	47-1254894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 5th Street, Suite 1350 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512.600.9893

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2016, Thunderball Bidco Limited (the “Purchaser”), a direct, wholly-owned subsidiary of Amplify Snack Brands, Inc. (the “Company”) and SkinnyPop Popcorn LLC, a direct wholly-owned subsidiary of the Company (the “Purchaser Guarantor”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Crisps Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Institutional Seller”) and individual selling equityholders (the “Management Sellers”) pursuant to which Purchaser will purchase all of the outstanding equity interests of Crisps Topco Limited (“Crisps”), a company incorporated under the laws of England and Wales, which owns the Tyrrells international portfolio of premium snack brands (the “Transaction”).

In connection with the entry into the Purchase Agreement, the Purchaser also entered into a Warranty Deed with individual warrantors (the “Warrantors”) relating to the Transaction (the “Warranty Deed”), pursuant to which the Warrantors have agreed to provide certain representations and warranties to the Purchaser. The Warranty Deed contemplates that the Company will obtain representation and warranty insurance at the closing of the Transaction in order to mitigate a portion of its exposure with respect to representations and warranties made by the Warrantors.

Pursuant to the Purchase Agreement, and subject to the terms and conditions contained therein, at the closing of the Transaction, Purchaser will acquire all of the outstanding equity interests of Crisps at an enterprise value of £300 million, comprising of approximately £278 million of cash and approximately 2.1 million shares of the Company’s common stock. The cash consideration payable is subject to certain potential adjustments between signing and closing as described in the Purchase Agreement. The share consideration payable is fixed based upon the closing price of the Company’s common stock on the New York Stock Exchange on August 5, 2016 and a pound sterling (£) to U.S. Dollar ($) exchange rate of 1.3042. There is no fixed exchange rate for the cash consideration payable. The Company has entered into foreign currency hedging arrangements for the majority of the cash consideration component.

The closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of any waiting periods applicable to the Transaction, including applicable antitrust and competition laws. The closing of the Transaction is not subject to a financing condition.

The parties to the Purchase Agreement and the Warranty Deed have made customary representations, warranties and covenants including a covenant by the Management Sellers to operate Crisps and its subsidiaries in the ordinary course of business consistent with past practices until the closing of the Transaction.

The Purchase Agreement provides that the Purchaser Guarantor guarantees the obligations of the Purchaser under the Purchase Agreement, including the payment when due of all amounts payable by the Purchaser under the Purchase Agreement.

The Purchase Agreement provides that if appropriate approval under applicable antitrust and competition laws is not obtained by November 7, 2016, or if the parties agree that such approval is incapable of satisfaction on or before such date, the Purchase Agreement shall automatically terminate. In addition, either party has the right to terminate the Purchase Agreement upon notice to the other party if the other party fails to comply with its respective closing condition obligations under the Purchase Agreement.

The Purchase Agreement contemplates that at the closing of the Transaction, the Institutional Seller and each of the Management Sellers will enter into a contractual lock-up agreement with the Company, pursuant to which the Institutional Seller and each of the Management Sellers will agree not to make any sale or other transfer of any shares of the Company’s common stock for a period of six months following closing of the Transaction, subject to certain customary exceptions. The Purchase Agreement also contemplates that at the closing of the Transaction, the Company and the requisite existing parties thereto will amend the Company’s existing Registration Rights Agreement dated as of August 10, 2015, in order to add the Institutional Seller and certain of the Management Sellers as parties thereto.

In connection with the execution of the Purchase Agreement, on August 6, 2016, the Company entered into a commitment letter with Jefferies Finance LLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA (together with their designated affiliates, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a term loan facility (the “Term Loan Facility”) in an aggregate amount of $600 million and a revolving loan facility in an aggregate amount of $50 million (the “Revolving Loan Facility” and, together with the Term Loan Facility, the “Debt Facilities”). The commitments of the Commitment Parties to provide the Debt Facilities are subject to customary conditions, including the consummation of the Transaction, the execution and delivery of definitive documentation, the accuracy of certain specified representations and other customary closing conditions.

Subject to and in connection with the Transaction, and subject to the approval of the Compensation Committee of the Board of Directors of the Company, the Company intends to grant to certain of the employees of Crisps and its subsidiaries, restricted stock unit awards covering approximately 1.2 million shares of the Company’s common stock upon the closing of the Transaction, with such restricted stock unit awards being subject to vesting based on service conditions. The restricted stock unit awards will be issued under and in accordance with the Company’s 2015 Stock Option and Incentive Plan.

Subject to and in connection with the Transaction, the Company intends to appoint David Milner, the current Chief Executive Officer of Crisps, as the Company’s International President, Executive Vice President, effective as of the closing of the Transaction. It is currently anticipated that the Company will enter into an employment agreement with Mr. Milner at the closing of the Transaction reflecting his employment relationship. The Company currently anticipates that Mr. Milner will become an executive officer of the Company, and to the extent required, the Company will report the information required by Item 5.02(c) of Form 8-K upon the closing of the Transaction and upon Mr. Milner’s appointment as an executive officer of the Company.

The descriptions of the Purchase Agreement and the Warranty Deed contained in this Item 1.01 are qualified in their entirety by the Purchase Agreement and the Warranty Deed filed as Exhibits 2.1 and 2.2 hereto. The foregoing summaries and this Current Report on Form 8-K are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. The assertions embodied in the representations and warranties contained in the Purchase Agreement and the Warranty Deed were made solely for purposes of the Purchase Agreement and the Warranty Deed, and may be subject to important qualifications and limitations agreed to by the parties to the Purchase Agreement and the Warranty Deed in connection with negotiating their terms. In particular, in reviewing the representations and warranties contained in the Purchase Agreement and the Warranty Deed, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Purchase Agreement and the Warranty Deed and have been negotiated with the principal purpose of allocating risk between the parties rather than to establish matters as facts. The Purchase Agreement, the Warranty Deed, and the respective representations and warranties contained therein, and the foregoing descriptions of the Purchase Agreement and the Warranty Deed should not be relied upon as a disclosure of factual information relating to the Company or Crisps. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission and in some cases may be qualified by disclosures made by one party to the other which are not necessarily reflected in the Purchase Agreement or the Warranty Deed, among other limitations.

Item 2.02. Results of Operations and Financial Condition

On August 8, 2016, the Company issued a press release announcing its results for the quarter ended June 30, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 2.02 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Company’s common stock to the Institutional Seller and the Management Sellers pursuant to the Purchase Agreement is expected to be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof or Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Institutional Seller and the Management Sellers in the Purchase Agreement. The Company’s common stock to be issued will contain appropriate restricted stock legends.

Item 7.01. Regulation FD Disclosure

On August 8, 2016, the Company issued a press release announcing the entering into of the Purchase Agreement in connection with the Transaction described above in the disclosure under Item 1.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On August 8, 2016, the Company will be making the information furnished herewith as Exhibit 99.3 available to potential lenders for the purpose of obtaining a term loan facility in an aggregate amount of $600 million and a revolving loan facility in an aggregate amount of $50 million, the proceeds of which would be used to finance a portion of the above announced Transaction. The information contained in Exhibit 99.3 is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in, or referred to in, this Item 7.01 of this Current Report on Form 8-K (including each of Exhibits 99.2 and 99.3 attached hereto) are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the proposed Transaction, including the consideration to be paid and the terms and conditions thereof, and the other transactions contemplated by the Purchase Agreement and the Warranty Deed and the Company’s expectations regarding the financing and the Commitment Letter, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Statements about the Company’s or Crisps Topco Limited’s past financial results do not, and are not meant to, predict future results. The Company can provide no assurance that such results and performance will continue. For the avoidance of doubt, any statements in this report that relate to the Transaction are forward-looking statements within the meaning of the PSLRA and other federal securities laws. Such risks and uncertainties include, among others, (1) the possibility that the closing conditions set forth in the Purchase Agreement, including those conditions related to antitrust and competition law clearance, will not be met and that the parties will be unable to consummate the proposed Transaction, (2) the chance that, despite having a commitment in place, the Company will be unable to secure financing, or financing on satisfactory or anticipated terms, in amounts sufficient to consummate the Transaction, (3) the possibility that, if the Transaction is consummated, the Company may not realize the expected benefits, synergies and opportunities anticipated in connection with the Transaction, including that the Transaction will further diversify the Company’s net sales and be accretive to the Company’s 2017 and 2018 diluted earnings per share, (4) the challenges of integrating Crisps Topco Limited and subsidiaries into the Company’s organization, as well as the Company’s ability to retain key talent from Crisps Topco Limited and subsidiaries and the resulting disruptions to the Company’s and Crisps Topco Limited’s operations if it fails to do so, and (5) such other risks identified in the Company’s Securities and Exchange Commission (the “SEC”) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Share Purchase Agreement by and among Crisps Holdings Limited, individual selling equityholders, Thunderball Bidco Limited and SkinnyPop Popcorn LLC, dated August 6, 2016.

2.2*	Warranty Deed Relating to the Sale and Purchase of Crisps Topco Limited, by and among certain individual warrantors and Thunderball Bidco Limited, dated August 6, 2016.

99.1	Press Release, dated August 8, 2016, issued by Amplify Snack Brands, Inc. (regarding the Company’s preliminary earnings results)

99.2	Press Release, dated August 8, 2016, issued by Amplify Snack Brands, Inc. (regarding the announcement of the Transaction)

99.3	Public Lender Presentation dated August 8, 2016

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish a supplemental copy of any or all of such omitted exhibits or schedules to the Securities and Exchange Commission, upon its request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amplify Snack Brands, Inc.
(Registrant)

By:	/s/ Brian Goldberg
Brian Goldberg
Chief Financial Officer

August 8, 2016

Exhibit Index

Exhibit No.	Description

2.1*	Share Purchase Agreement by and among Crisps Holdings Limited, individual selling equityholders, Thunderball Bidco Limited and SkinnyPop Popcorn LLC, dated August 6, 2016.

2.2*	Warranty Deed Relating to the Sale and Purchase of Crisps Topco Limited, by and among certain individual warrantors and Thunderball Bidco Limited, dated August 6, 2016.

99.1	Press Release, dated August 8, 2016, issued by Amplify Snack Brands, Inc. (regarding the Company’s preliminary earnings results)

99.2	Press Release, dated August 8, 2016, issued by Amplify Snack Brands, Inc. (regarding the announcement of the Transaction)

99.3	Public Lender Presentation dated August 8, 2016

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish a supplemental copy of any or all of such omitted exhibits or schedules to the Securities and Exchange Commission, upon its request.